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                                  POWER OF ATTORNEY

    Each of the undersigned officers and/or directors of Towne Bancorp, Inc., an Ohio corporation (the "Company"), hereby appoints Jerome C. Bechstein as his or her true and lawful attorney-in-fact, in his or her name and on his or her behalf, and in any and all capacities stated below, to sign and to cause to be filed with the Securities and Exchange Commission the Company's Registration Statement on Form S-2 (the "Registration Statement") to register under the Securities Act of 1933, as amended, 370,761 shares of common stock, without par value, and any and all amendments, including post-effective amendments, to the Registration Statement, hereby granting unto such attorney-in-fact, full power and authority to do and perform in the name and on behalf of the undersigned, in any and all such capacities, every act and thing whatsoever necessary to be done in and about the premises as fully as the undersigned could or might do in person, hereby granting to such attorney-in-fact full power of substitution and revocation, and hereby ratifying all that any such attorney-in-fact or his substitute may do by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                       Title                           Date
      ---------                       -----                           ----

/s/ Jerome C. Bechstein  Chief Executive Officer, President    December 12, 1997
-----------------------  and Director (Principal Executive
  Jerome C. Bechstein    Officer and Chief Accounting
                         Officer)


/s/ Lois Brigham         Senior Vice President, Secretary      December 12, 1997
-----------------------  and Director
Lois Brigham


/s/ John Wienert         Director                              December 12, 1997
-----------------------
John Weinert